EX-23.1 consentletter020706.htm AUDITOR'S CONSENT

                        DE JOYA GRIFFITH & COMPANY, LLC
                  CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
                         2425 W. HORIZON RIDGE PARKWAY
                            HENDERSON, NEVADA 89052






INDEPENDENT AUDITORS' CONSENT


We consent to the use of Agent Assist, Inc. on Form SB-2/A of our Auditors' Report, dated October 13, 2005, on the balance sheet of Agent Assist, Inc. as of September 30, 2005 and the related statement of income and accumulated deficit from July 25, 2005, date of inception to September 30, 2005, changes in stockholders' equity, and cash flows for the period September 30, 2005.




De Joya Griffith & Company, LLC
February 7, 2005
Las Vegas, Nevada







         Telephone (702) 563-1600   Facsimile (702) 920-8049